Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277655 on Form S-3 and Registration Statement Nos. 333-253863, 333-248873, 333-263409, 333-270206, 333-277654, 333-279070, 333-285305 and 333-286150 on Form S-8 of our reports dated March 2, 2026, relating to the financial statements of Dyne Therapeutics, Inc. and the effectiveness of Dyne Therapeutics, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 2, 2026